EXHIBIT 23.1
                                                             ------------

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statements of Newell Rubbermaid Inc. described in the following table of our report dated January 27, 2003 (except for Note 16, as to which the date is March 27, 2003), with respect to the 2002 consolidated financial statements and schedule of Newell Rubbermaid Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

        Registration Statement
        ----------------------
        Form  Number                       Purpose
        ----  ------                       -------

        S-8  33-24447   Pertaining to the registration as amended of
                          common stock for the Newell Co. 1984 Stock
                          Option Plan
        S-8  33-25196   Pertaining to the registration as amended of
                          common stock for the Newell Long-Term Savings and Investment Plan
        S-8  33-40641   Pertaining to the registration of common stock
                          for the Newell Long-Term Savings and Investment
                          Plan
        S-8  33-67632   Pertaining to the registration of common stock
                          for the Newell Co. 1993 Stock Option Plan
        S-8  33-62047   Pertaining to the registration of common stock
                          for the Newell Long-Term Savings and Investment
                          Plan
        S-8  333-38621  Pertaining to the registration of common stock for the Newell Long-Term Savings and Investment
                          Plan
        S-8  333-74925  Pertaining to the registration of common stock for the Rubbermaid Retirement Plan and the Rubbermaid Retirement Plan for Collectively Bargained Associates.
        S-8  333-71747  Pertaining to the registration as amended of common stock for the Rubbermaid Incorporated
                          Amended and Restated 1989 Stock Incentive and Option Plan.
        S-3  333-74927  Pertaining to the registration as amended of common stock for the Rubbermaid Retirement Plan S-3 333-74929 Pertaining to the registration as amended of common stock for the Rubbermaid Retirement Plan for Collectively Bargained Employees.
        S-3  333-88050  Pertaining to the registration as amended of debt securities, preferred stock, common stock, warrants, stock purchase contracts and stock purchase units totaling $500 million


                                           /S/ ERNST & YOUNG LLP


   Chicago, Illinois
   March 27, 2003